Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

JPMORGAN CHASE BANK
(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)
270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

RadiSys Corporation
(Exact name of obligor as specified in its charter)

Oregon	93-0945232
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)
5445 NE Dawson Creek Drive Hillsboro, Oregon	97124
(Address of principal executive offices)	(Zip Code)

1 3/8% Convertible Senior Notes due November 15, 2023
(Title of the indenture securities)

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House, Albany, New York 12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with the Obligor and Guarantors.

     If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

     None.

2

Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894 filed January 17, 2002, which is incorporated by reference.)

     2. None, a copy of the Certificate of Authority of the Trustee to Commence Business being contained in the document indentified as Exhibit 1 above. On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, filed January 17, 2002 which is incorporated by reference.)

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to this Form T-1).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

      9. Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 15th day of December, 2003.

JPMORGAN CHASE BANK

By	/s/ Carol Ng
Carol Ng Vice President

3

Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connections with Registration Statement No. 333-76894 filed January 17, 2002, which is incorporated by reference.)

     2. None, a copy of the Certificate of Authority of the Trustee to Commence Business being contained in the document identified above as Exhibit 1. On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-76894 filed January 17, 2002, which is incorporated by reference.)

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to this Form T-1).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority (see Exhibit 7 to this Form T-1.)

     8. Not applicable.

      9. Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 15th day of December, 2003.

JPMORGAN CHASE BANK

By	/s/ Carol Ng
Carol Ng Vice President

3

Exhibit 6 to Form T-1

THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

December 15, 2003

Securities and Exchange Commission

Washington D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an Indenture between RadiSys Corporation and JPMorgan Chase Bank, as Trustee, the undersigned , in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

JPMorgan Chase Bank

JPMORGAN CHASE BANK

By	/s/ Carol Ng
Carol Ng Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business September 30, 2003, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts in Millions

Cash and balances due from depository institutions:
Noninterest-bearing balances and
currency and coin	$17,578
Interest-bearing balances	9,823
Securities:
Held to maturity securities	210
Available for sale securities	57,792
Federal funds sold and securities purchased under
agreements to resell
Federal funds sold in domestic offices	9,491
Securities purchased under agreements to resell	91,241
Loans and lease financing receivables:
Loans and leases held for sale	35,681
Loans and leases, net of unearned income	170,168
Less: Allowance for loan and lease losses	3,448
Loans and leases, net of unearned income and
allowance	166,720
Trading Assets	178,938
Premises and fixed assets (including capitalized leases)	6,057
Other real estate owned	110
Investments in unconsolidated subsidiaries and
associated companies	732
Customers' liability to this bank on acceptances
outstanding	260
Intangible assets
Goodwill	2,198
Other Intangible assets	4,096
Other assets	57,193
TOTAL ASSETS	$638,120

LIABILITIES

Deposits
In domestic offices	$188,866
Noninterest-bearing	76,927
Interest-bearing	111,939
In foreign offices, Edge and Agreement
subsidiaries and IBF's	124,493
Noninterest-bearing	6,439
Interest-bearing	118,054

Federal funds purchased and securities sold under agree-
ments to repurchase:
Federal funds purchased in domestic offices	4,679
Securities sold under agreements to repurchase	82,206
Trading liabilities	136,012
Other borrowed money (includes mortgage indebtedness
and obligations under capitalized leases)	24,937
Bank's liability on acceptances executed and outstanding	260
Subordinated notes and debentures	8,040
Other liabilities	31,270
TOTAL LIABILITIES	600,763
Minority Interest in consolidated subsidiaries	358

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	16,306
Retained earnings	18,875
Accumulated other comprehensive income	33
Other equity capital components	0
TOTAL EQUITY CAPITAL	36,999

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$638,120

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has
been prepared in conformance with the instructions issued
by the appropriate Federal regulatory authority and is true
to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness
of this Report of Condition and declare that it has been
examined by us, and to the best of our knowledge and
belief has been prepared in conformance with the in-
structions issued by the appropriate Federal regulatory
authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
LAWRENCE A. BOSSIDY	) DIRECTORS
ELLEN V. FUTTER	)